Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-4) and related Prospectus of HA Sustainable Infrastructure Capital, Inc. of our audit report dated March 11, 2026, with respect to the consolidated financial statements of Palmetto HASI Holdings LLC and subsidiaries for the year ended December 31, 2025 included in the Annual Report on Form 10-K/A of HA Sustainable Infrastructure Capital, Inc.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Chicago, Illinois

August 10, 2026